Exhibit 10.10

Dated as of June 30, 2014
NORTHSTAR ASSET MANAGEMENT GROUP INC., as Borrower and NORTHSTAR REALTY FINANCE CORP. as Lender
CREDIT AGREEMENT

TABLE OF CONTENTS
Page

ARTICLE I DEFINED TERMS	1

Section 1.01	Definitions. 1

Section 1.02	Interpretation. 5

ARTICLE II REVOLVING CREDIT FACILITY	5

Section 2.01	The Loans. 5

Section 2.02	Manner of Borrowing. 5

Section 2.03	Repayment of Principal. 6

Section 2.04	Payment of Interest. 6

Section 2.05	Voluntary Prepayment. 6

Section 2.06	Termination or Reduction of Commitments. 6

Section 2.07	Notes. 6

ARTICLE III CHANGE IN CIRCUMSTANCES	6

Section 3.01	[Reserved]. 6

Section 3.02	Taxes. 7

ARTICLE IV PAYMENTS	7

Section 4.01	Manner of Payments. 7

Section 4.02	Extension of Payments. 8

Section 4.03	Computation of Interest and Fees. 8

ARTICLE V CONDITIONS PRECEDENT	8

Section 5.01	Initial Conditions. 8

Section 5.02	Continuing Conditions. 8

ARTICLE VI REPRESENTATIONS AND WARRANTIES	9

Section 6.01	Existence, Qualification and Power. 9

Section 6.02	Authorization; No Contravention. 9

Section 6.03	Governmental Authorization; Other Consents. 9

Section 6.04	Binding Effect. 10

Section 6.05	Financial Statements. 10

Section 6.06	Litigation. 10

Section 6.07	Insurance. 10

Section 6.08	Taxes. 10

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Section 6.09	Margin Regulations; Investment Company Act. 10

Section 6.10	Compliance with Laws. 11

Section 6.11	Disclosure. 11

ARTICLE VII AFFIRMATIVE COVENANTS	11

Section 7.01	Financial Statements. 11

Section 7.02	Certificates; Other Information. 12

Section 7.03	Payment of Obligations. 12

Section 7.04	Preservation of Existence, Etc.. 13

Section 7.05	Maintenance of Properties. 13

Section 7.06	Compliance with Laws. 13

Section 7.07	Keeping of Books and Records; Inspection. 13

Section 7.08	Inspection Rights. 13

Section 7.09	Use of Proceeds. 13

Section 7.10	Further Assurances. 13

ARTICLE VIII NEGATIVE COVENANTS	14

Section 8.01	Fundamental Changes. 14

Section 8.02	Use of Proceeds. 14

ARTICLE IX EVENTS OF DEFAULT	14

Section 9.01	Events of Default. 14

Section 9.02	Default Remedies. 15

Section 9.03	Default Interest. 16

Section 9.04	Funding Indemnities. 16

ARTICLE X GENERAL PROVISIONS	16

Section 10.01	Assignment. 16

Section 10.02	Amendments and Waivers. 17

Section 10.03	Notices. 17

Section 10.04	Expenses; Indemnification. 18

Section 10.05	Cumulative Rights; No Waiver. 18

Section 10.06	Counterparts; Integration; Effectiveness. 18

Section 10.07	Severability. 19

Section 10.08	Headings. 19

Section 10.09	GOVERNING LAW. 19

Section 10.10	Consent to Jurisdiction. 19

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Section 10.11	Waiver of Venue. 19

Section 10.12	Service of Process. 19

Section 10.13	Waiver of Jury Trial. 20

EXHIBITS

Exhibit A	Form of Revolving Credit Promissory Note

Exhibit B	Form of Notice of Borrowing

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CREDIT AGREEMENT
CREDIT AGREEMENT dated as of June 30, 2014 between NORTHSTAR ASSET MANAGEMENT GROUP INC., a Delaware corporation (the "Borrower"), and NORTHSTAR REALTY FINANCE CORP. (formerly known as NRFC Sub-REIT Corp.), a Maryland corporation (the "Lender").
W I T N E S S E T H:
WHEREAS, the Borrower has requested the Lender to make revolving credit loans to the Borrower for its general corporate purposes; and
WHEREAS, the Lender is willing to make such revolving credit loans on the terms and subject to the conditions contained herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
Article I

DEFINED TERMS
Section 1.01    Definitions. Each term defined in this Section 1.01, when used in this Agreement, has the meaning indicated below:
"Affiliate" shall means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
"Agreement" shall mean this Credit Agreement.
"Applicable Margin" shall mean 3.50%.
"Asset Management Agreement" shall mean the Asset Management Agreement dated as of June 30, 2014 between NRF and NSAM J-NRF Ltd, a Jersey limited company.
"Availability Period" shall mean the period from and including the Closing Date to the earliest of (i) ten (10) Business Days prior to the Final Maturity Date and (ii) the date of termination of the Commitments pursuant to Section 2.06.
"Available Commitment" shall mean, as of any date, the Maximum Commitment Amount minus the Outstanding Amount.
"Borrowing Date" shall mean any Business Day specified by the Borrower as a date on which the Borrower requests that the Lender make a Loan hereunder.

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"Business Day" shall mean a day on which banks are not required or authorized by law or executive order to close in New York City.
"Closing Date" shall mean June 30, 2014.
"Code" shall mean the United States Internal Revenue Code of 1986 (or any successor legislation thereto).
"Commitment" shall mean the obligation of the Lender to make Loans pursuant to Section 2.01 hereof, in an aggregate principal amount at any one time outstanding up to the Maximum Commitment Amount. The Commitment is subject to reduction pursuant to Sections 2.06 and 9.02 hereof.
"Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
"Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
"Debtor Relief Laws" shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
"Default" shall mean any Event of Default or any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.
"Default Rate" shall mean an interest rate equal to the interest rate otherwise applicable to the Loans plus 3.0%.
"Dollars" or "$" shall mean the lawful currency of the United States of America and, in relation to any amount to be advanced or paid hereunder, funds having same day or immediate value.
"Event of Default" shall mean each of the events set forth in Section 9.01 hereof.
"Final Maturity Date" shall mean the earlier of (i) June 30, 2019 or (ii) the date on which the Asset Management Agreement is terminated or otherwise is no longer in full force and effect.
"Governmental Authority" shall mean any national, federal, state or local government (whether foreign or domestic), any political subdivision thereof or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body or entity, or any other regulatory bureau, authority, body or entity, including the Federal Deposit Insurance Corporation,

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the Comptroller of the Currency or the Board of Governors of the Federal Reserve System, any central bank or any comparable authority or entity.
"Indebtedness" shall mean for any Person, without duplication, (i) all indebtedness or other obligations of such Person for borrowed money and all obligations of such Person under leases which would, in accordance with United States generally accepted accounting principles, be capitalized on the balance sheet of such Person, (ii) all obligations of such Person to pay the deferred purchase price of property or services (including indebtedness created under or arising out of any conditional sale or other title retention agreement), (iii) all obligations of such Person (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (iv) all indebtedness or other obligations of such Person under or with respect to any swap, cap, collar or other financial or commodity hedging arrangement, (v) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii) or (iv) above, the payment or collection of which such Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase products or securities, to provide funds for payment, and (vi) all indebtedness or other obligations of any other Person of the type specified in clause (i), (ii), (iii), (iv) or (v) above secured by (or for which the holder of such indebtedness has an existing right contingent or otherwise, to be secured by) any Lien, upon or in property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness or obligations.
"Interest Payment Date" shall mean (i) the first day of each month, or the following Business Day if such day is not a Business Day, and (ii) the Final Maturity Date.
"Interest Period" shall mean with respect to any Loan, initially, the period commencing on the date such Loan is disbursed and ending on the following Interest Payment Date, and thereafter, each successive period commencing on such Interest Payment Date and ending on the next following Interest Payment Date. No Interest Period shall extend beyond the Final Maturity Date.
"Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.
"IRS" shall mean the United States Internal Revenue Service or any successor thereto.
"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
"LIBOR" means, for any Interest Period, the rate per annum equal to the determined on a the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Bloomberg screen BBAM as of

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approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. If such rate is not available at such time for any reason, then "LIBOR" for such Interest Period shall be the rate per annum determined by reference to such other comparable publically available service for displaying eurodollar rates as may be selected by the Lender.
"Lien" shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).
"Loan" shall mean each loan made by the Lender to the Borrower pursuant to Article II hereof.
"Material Adverse Effect" shall mean any effect which would be material and adverse to the financial condition, assets, business or operations of the Borrower and its Subsidiaries, considered as a whole, or which would materially and adversely impair the ability of the Borrower to perform its obligations under this Agreement or the Related Documents to which it is a party.
"Maximum Commitment Amount" shall mean $250,000,000.
"Notice of Borrowing" shall mean an irrevocable notice, substantially in the form of Exhibit B annexed hereto, given to the Lender by the Borrower pursuant to Section 2.02 hereof.
"NRF" shall mean NorthStar Realty Finance Corp., a Maryland corporation.
"Obligations" shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under this Agreement or any Related Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
"Outstanding Amount" shall mean, as of any date, the aggregate principal amount of Loans outstanding after giving effect to any borrowings, repayments and prepayments on such date.
"Person" shall mean any corporation, limited liability company, natural person, joint venture, partnership, trust, unincorporated organization, government or any department or agency of any government.
"Related Documents" shall mean the Revolving Credit Note.
"Responsible Officer" shall mean the chief executive officer, president, chief investment and operating officer, chief financial officer, treasurer, chief accounting officer, controller, general counsel and any other officer of the Borrower with responsibility for the administration of the

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relevant portion of this Agreement or any Related Document. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
"Revolving Credit Note" shall mean the promissory note of the Borrower payable to the order of the Lender evidencing the Loans made by the Lender as provided for herein, substantially in the form of Exhibit A hereto, and any promissory note or notes of the Borrower issued in substitution thereof.
"Subsidiary" shall mean, as to any Person, a corporation, partnership, joint venture, limited liability company, or other business entity (except for Persons which would not be considered a Subsidiary of such Person but for the application of Financial Accounting Standards Board ("FASB") Accounting Standards Codification, 810-10 (formerly FASB Interpretation No. 46R or EITF 04-5 issued by the FASB and the Emerging Issues Task Force, respectively)) of which a majority of the shares of securities or other interest having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only be reason of the happening of a contingency) are at the time beneficially owned by such Person.
"Taxes" shall mean any and all taxes, levies, imposts, duties or other charges of a similar nature.
"Threshold Amount" means $50,000,000.
Section 1.02    Interpretation. All references in this Agreement to any other agreement or instrument shall include such other agreement or instrument as the same may be amended, modified or supplemented from time to time. In the computation of interest and fees payable from a specified date to a later specified date, unless otherwise indicated the word "from" means "from and including" and the words "to" and "until" both mean "to but not including".
ARTICLE II

REVOLVING CREDIT FACILITY
Section 2.01    The Loans. On the terms and subject to the conditions of this Agreement, the Lender shall make Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Commitment Amount, provided that the aggregate principal amount of all outstanding Loans immediately after the making of each Loan and giving effect to the application of the proceeds thereof will not exceed the Maximum Commitment Amount. Within such limit, the Borrower may borrow, prepay, repay and reborrow pursuant to this Article II.
Section 2.02    Manner of Borrowing. The Borrower shall give the Lender a duly completed Notice of Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower, not less than three (3) Business Days prior to the Borrowing Date or such shorter period as Lender may agree upon. Each such Notice of Borrowing shall specify: (i) the amount of

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such Loan, which shall be an amount of $1,000,000 or more (or less if the then Available Commitment is less than $1,000,000); and (ii) the requested Borrowing Date. Subject to the conditions of this Agreement, the Lender shall make such Loan by transferring the proceeds thereof in Dollars to the account designated by the Borrower for such purpose not later than 4:30 p.m. (New York time) on the relevant Borrowing Date.
Section 2.03    Repayment of Principal. The Borrower shall repay the outstanding principal amount of each Loan on Final Maturity Date.
Section 2.04    Payment of Interest. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan to the date on which such Loan is paid in full at a rate per annum equal to the LIBOR Rate determined for the such Interest Period plus the Applicable Margin. Accrued interest on each Loan shall be payable on each Interest Payment Date and at such other times as may be specified herein.
Section 2.05    Voluntary Prepayment. The Borrower may prepay any Loan in whole or in part at any time upon not less than one (1) Business Day prior notice, or such shorter period as Lender may agree upon, without premium or penalty.
Section 2.06    Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than one (1) Business Day notice to the Lender, to permanently reduce the Maximum Commitment Amount; provided that no such termination or reduction of the Maximum Commitment Amount shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Amount would exceed the Maximum Commitment Amount. Any such termination or reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Maximum Commitment Amount then in effect.
Section 2.07    Notes. The Loans made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender the Revolving Credit Note, which shall evidence such Lender's Loans in addition to such accounts or records. The Lender may attach schedules to the Revolving Credit Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
ARTICLE IIICHANGE IN CIRCUMSTANCES
Section 3.01    [Reserved.].

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Section 3.02    Taxes.
(a)    Each payment by the Borrower to the Lender under this Agreement or any of the Related Documents shall be made free and clear of and without deduction for any Taxes, other than any Taxes imposed on the overall net income of the Lender by the jurisdiction of its incorporation (all such non‑excluded Taxes being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by law to deduct any Covered Taxes from or in respect of any such payment, then (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay on a timely basis the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)    The Borrower will indemnify the Lender for the full amount of Covered Taxes required to be paid by, or imposed, levied or assessed against the Lender. In addition, the Borrower shall pay to the Lender such amounts as may be necessary to hold the Lender harmless on an after-tax basis from any Taxes (including without limitation, income or franchise taxes) imposed by any jurisdiction as a result of the receipt or accrual by the Lender of any payment under this Section 3.02 (including any payment under this sentence). Any indemnification pursuant to this Section 3.02(b) shall be made within 30 days from the date the Lender makes written demand therefor. A certificate setting forth any amount payable to the Lender under this Section 3.02 and the basis therefor submitted by the Lender to the Borrower shall, absent a good faith dispute by the Borrower, be conclusive and binding.
(c)    Within 60 days after the date of any payment of Covered Taxes made under this Section 3.02 or the withholding of any Taxes excluded from indemnification under subsection (a) the Borrower will furnish to the Lender the original or a certified copy of a receipt, accompanied by a certified English translation if the receipt is not in English, evidencing payment thereof, a statement signed by an officer responsible for the Borrower's financial or accounting records setting forth the amount and identity of such Taxes (specifying the particular provisions of law requiring such withholding), and all additional information and documents that the Lender shall reasonably and in writing request to establish that full and timely payment of such Covered Taxes or other Taxes has been made. The Borrower will promptly notify the Lender of any reports or returns that the Lender is required to file with respect to Covered Taxes.
(d)    Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 3.02 shall survive the prepayment or payment in full or in part of the Loans and the interest thereon and the termination of this Agreement or any Related Document.
ARTICLE IVPAYMENTS
Section 4.01    Manner of Payments. Each payment required to be made by the Borrower under this Agreement or the Related Documents shall be made by transferring the amount thereof in Dollars to the Lender on the date on which such payment shall become due. No payment by the

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Borrower to the Lender pursuant to this Section 4.01 shall be deemed a waiver of any rights the Borrower may have against the Lender.
Section 4.02    Extension of Payments. If any payment under this Agreement or the Related Documents shall become due on a day which is not a Business Day, then the due date thereof shall be extended to the next following day which is a Business Day, and such extension shall be taken into account in computing the amount of any interest or fees then due and payable hereunder.
Section 4.03    Computation of Interest. All interest on Loans and all other amounts payable under this Agreement and the Related Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
ARTICLE V

CONDITIONS PRECEDENT
Section 5.01    Initial Conditions. As a condition precedent to the Lender's obligation to make the initial Loan hereunder, the Lender shall have received the following items in form and substance satisfactory to it:
(a)    Related Documents. A counterpart hereof and of each of the Related Documents, each duly executed by the Borrower; and
(b)    Borrower Documents. (i) A Certificate from the Secretary of State of the State of Delaware certifying that the Borrower is in good standing under the laws of such state; and (ii) a certificate from a Responsible Officer, certifying (A) as to the incumbency and signatures of the officers of the Borrower authorized to execute and deliver this Agreement and the Related Documents and any certificate to be furnished pursuant thereto, (B) that attached thereto are true and complete copies of the constitutional documents of the Borrower, and (C) that attached thereto is a true and complete copy of the resolutions of the Borrower authorizing the execution, delivery and performance of this Agreement and the Related Documents and the transactions contemplated thereby, together with a certification by another officer of the Borrower as to the incumbency and signature of such appropriate officers.
Section 5.02    Continuing Conditions. As a condition precedent to the Lender's obligation to make any Loan hereunder, including the initial Loan, the following conditions shall be satisfied on the date of such Loan:
(a)    Representations True. The representations and warranties contained in Article VI hereof shall be true and correct in all material respects with the same force and effect as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date;
(b)    No Default. No Default or Event of Default has occurred and is continuing, or would result from such proposed Loan or from the application of the proceeds thereof; and

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(c)    Notice of Borrowing. The Lender shall have received a Notice of Borrowing in accordance with the requirements hereof.
(d)    Availability. NRF and its consolidated Subsidiaries shall have, at the time of such proposed Loan and after giving effect to the proposed Loan, at least $100,000,000 of unrestricted cash and cash equivalents or amounts available under committed lines of credit.
On the date of each Loan, the Borrower shall be deemed to have represented that all of the conditions to the making of such Loan have been satisfied.
ARTICLE VIREPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Lender that:
Section 6.01    Existence, Qualification and Power. The Borrower (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license except to the extent the absence of such qualification or license could reasonably be expected to have a Material Adverse Effect.
Section 6.02    Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and each Related Document to which it is or is to be a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate or other organizational action, and, except for conflicts, breaches and/or violations that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect, do not and will not (a) contravene the terms of any of the Borrower's organizational documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject, or (c) violate any Law.
Section 6.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any Related Document.
Section 6.04    Binding Effect. This Agreement has been, and each other Related Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Related Document when so executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower

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in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or similar equitable principles relating to or limiting creditors' rights generally.
Section 6.05    Financial Statements. The financial statements of the Borrower furnished to the Lender on or before the date hereof (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial position of the Borrower as of the date hereof.
Section 6.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement, or any Related Document, or (b) except as specifically disclosed to the Lender, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 6.07    Insurance. The properties of the Borrower are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower operates.
Section 6.08    Taxes. The Borrower has filed all Federal, state, local, foreign and other material tax returns and reports required to be filed, and has paid all Federal, state, local, foreign and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower that would, if made, have a Material Adverse Effect.
Section 6.09    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Loan, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be margin stock.
(b)    None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940.
Section 6.10    Compliance with Laws. The Borrower is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently

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conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
Section 6.11    Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate, schedule or other information furnished (whether in writing or orally) by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or delivered hereunder or under any other Related Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
ARTICLE VII

AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that until the Loans and all other amounts owing hereunder have been paid in full and the Commitments shall have expired:
Section 7.01    Financial Statements. The Borrower will deliver to the Lender:
(a)    as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (i) a report of a registered public accounting firm of nationally recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)    as soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity (as applicable) and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by the Chief Financial Officer of the Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

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The financial statements filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under the reporting requirements of this Section 7.01.
Section 7.02    Certificates; Other Information. The Borrower will deliver to the Lender:
(a)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and in any case not otherwise required to be delivered to the Lender pursuant hereto;
(b)    promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Borrower or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 7.02;
(c)    promptly and in any event not more than three (3) Business Days after obtaining knowledge thereof, notice to the Lender of (i) the occurrence of any Default or (ii) the commencement of any litigation or governmental proceeding affecting the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and
(d)    promptly, such additional information regarding the business, financial, legal or corporate affairs of the Borrower or any Subsidiary thereof, or compliance with the terms of this Agreement and the Related Documents, as the Lender may from time to time reasonably request.
The statements, reports and other communications filed with or furnished to the Securities and Exchange Commission by the Borrower (and which are available online) shall be deemed to have been provided by the Borrower under the reporting requirements of this Section 7.02.
Section 7.03    Payment of Obligations. The Borrower will pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property.
Section 7.04    Preservation of Existence, Etc.. Except for transactions not prohibited by Section 8.01, the Borrower will (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; and (b) take all reasonable action to maintain all rights, privileges, authorizations, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

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Section 7.05    Maintenance of Properties. The Borrower will preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and make all necessary repairs thereto and renewals and replacements thereof, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 7.06    Compliance with Laws. The Borrower will comply with the requirements of all applicable Laws, non‑compliance with which could, singly or in the aggregate, have a Material Adverse Effect.
Section 7.07    Keeping of Books and Records; Inspection. The Borrower will maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the financial condition and operations of the Borrower.
Section 7.08    Inspection Rights. The Borrower will permit representatives and independent contractors of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
Section 7.09    Use of Proceeds. The Borrower will use the proceeds of the Loans for general corporate purposes and not in contravention of any Law, this Agreement and any Related Document.
Section 7.10    Further Assurances. The Borrower shall, promptly upon request by the Lender, (a) correct any material defect or error that may be discovered in this Agreement or any Related Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order to carry out more effectively the purposes of this Agreement.
ARTICLE VIII

NEGATIVE COVENANTS
Until the Loans and all other amounts owing hereunder have been paid in full and the Commitments have expired, the Borrower shall not, directly or indirectly:
Section 8.01    Fundamental Changes. Merge or consolidate with or into another Person, or liquidate or dissolve, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, Borrower may do any of the foregoing if (i) the Borrower is the surviving

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entity or (ii) the successor or transferee entity is a U.S. Person with at least $100,000,000 in assets and such Person assumes the obligations under this Agreement.
Section 8.02    Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
ARTICLE IX

EVENTS OF DEFAULT
Section 9.01    Events of Default. Each of the following shall constitute an "Event of Default":
(a)    Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within two Business Days after the same becomes due, any interest on any Loan or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any Related Document; or
(b)    Specific Covenants. (i) The Borrower fails to perform or observe in any material respect any term, covenant or agreement contained in any of Section 7.02(c)(i), 7.04(a), 7.08, 7.09, 7.10 or Article VIII; or
(c)    Other Defaults. The Borrower fails to perform or observe in any material respect any other covenant or agreement (not specified in Section 9.01(a) or (b) above) contained in this Agreement or any Related Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such failure and (ii) the Borrower receiving notice of such failure from the Lender; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any Related Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made or shall be breached; or
(e)    Cross-Default. The Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn revolving or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause such Indebtedness to be demanded or terminated or to become due or to be repurchased, prepaid, defeased or redeemed (automatically

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or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded; or
(f)    Insolvency Proceedings, Etc. The Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower and the appointment continues undischarged or unstayed for 90 calendar days; or any proceeding under any Debtor Relief Law relating to the Borrower or to all or any material part of its property is instituted without the consent of the Borrower and continues undismissed or unstayed for 90 calendar days, or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) The Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Borrower and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)    Judgments. There is entered against the Borrower (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    Invalidity of Loan Documents. Any of this Agreement or any Related Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect.
Section 9.02    Default Remedies. If any Event of Default shall occur and be continuing, then and in every such event, and at any time thereafter during the continuance of such Event of Default, the Lender may, by notice to the Borrower, take one or more of the following actions: (a) reduce its Commitment to zero and (b) declare its Loans to be forthwith due and payable, whereupon its Loans shall become forthwith due and payable both as to principal and interest together with all other amounts payable by the Borrower to the Lender under this Agreement or any other Related Document to which it is a party, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived; provided, however, that if the Event of Default set forth in paragraph (f) of Section 9.01 hereof shall occur with respect to the Borrower, then without any notice to the Borrower or any other act by any other Person, the Loans, interest thereon and all such other amounts shall become automatically due and payable, all without presentment, demand, protest or notice of any kind, all of which are expressly waived.

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Section 9.03    Default Interest.
(a)    Notwithstanding any other provision of this Agreement to the contrary, if the Borrower shall fail to pay any amount owing to the Lender under this Agreement or any Related Document to which the Borrower is a party when due (whether at stated due date, on acceleration or otherwise), then the Borrower will pay interest to the Lender payable on demand, on the amount in default from the date such payment became due until payment in full at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(b)    While any Event of Default exists and is continuing, the Borrower shall pay interest on the amount of all outstanding Obligations under Agreement or any Related Document at an interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
Section 9.04    Funding Indemnities. The Borrower will indemnify the Lender against, and on demand reimburse the Lender for, any loss, premium, penalty or expense which the Lender may pay or incur (including, without limitation, any loss or expense incurred by reason of the relending, depositing or other employment of funds acquired by the Lender to fund any Loan) as a result of any acceleration of any Loan pursuant to Section 9.02 hereof. The Lender shall furnish the Borrower with a certificate setting forth the basis for determining any additional amount to be paid to it hereunder, and such certificate shall be conclusive, absent manifest error, as to the contents thereof.
ARTICLE X

GENERAL PROVISIONS
Section 10.01    Assignment. The Borrower may not assign its rights or obligations under this Agreement without the prior written consent of the Lender which consent may be given or withheld in the sole and absolute discretion of the Lender. The Lender may not assign its rights or obligations under this Agreement without the prior consent of the Borrower. Any such assignment shall be made pursuant to an assignment agreement between such assignee and the Lender. Upon execution and delivery of an assignment agreement, from and after the effective date specified in such assignment agreement, (x) the assignee thereunder shall be a party hereto and have the rights and obligations of the Lender hereunder and (y) the transferor Lender thereunder shall be released from its obligations under this Agreement. On or prior to the effective date specified in such assignment agreement, the Borrower, at its own expense, shall execute and deliver to such transferor Lender in exchange for the Revolving Credit Note previously delivered to the transferor Lender a new Revolving Credit Note to the order of such assignee in an amount equal to the principal amount of the original Revolving Credit Note. Each such new Revolving Credit Note shall be dated the effective date of such assignment and shall otherwise be in the form of the Revolving Credit Note replaced thereby. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of, and shall be binding upon, the Borrower, the Lender and their respective successors and permitted assigns.

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Section 10.02    Amendments and Waivers. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by the Borrower and the Lender. No consent to any departure by the Borrower from the provisions of this Agreement shall be effective unless in writing signed by the Lender, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limitation of the foregoing, Borrower and Lender may amend or terminate this Agreement at any time.
Section 10.03    Notices.
(a)    Notices Generally. All notices, requests, demands and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address, or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the other parties listed below.

If to the Lender:	NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor
New York, NY 10022
Attn: Chief Investment and Operating Officer
Tel: 1 (212) 547-2600

If to the Borrower:	NorthStar Asset Management Group Inc.
399 Park Avenue, 18th Floor
New York, NY 10022
Attn: General Counsel
Tel: 1 (212) 547-2600

Each such notice, request or other communication shall be effective when actually received.
(a)    Electronic Communication. Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures approved by the Lender. The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Section 10.04    Expenses; Indemnification.
(a)    The Borrower agrees to pay all reasonable out‑of‑pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Lender in connection with (i) the preparation, execution and delivery of this Agreement and (ii) any amendments and waivers hereof or thereof. The Borrower also agrees to pay all reasonable out‑of‑pocket costs and expenses, including the fees and disbursements of counsel, incurred by the Lender in connection with the enforcement of this Agreement and the collection of any amounts owing hereunder. In addition, the Borrower will indemnify the Lender (and any sub-agent thereof) (each such Person being called an "Indemnitee") against, and on demand reimburse such Indemnitee for, any and all

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liabilities, obligations, losses, damages, penalties, stamp and other similar taxes, actions, judgments, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Indemnitee arising solely out of this Agreement; provided that the Borrower shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Indemnitee.
(b)    To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement.
(c)    All amounts due under this Section 10.04 shall be payable not later than thirty days after demand therefor.
(d)    Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 10.04 shall survive the termination of this Agreement.
Section 10.05    Cumulative Rights; No Waiver. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 10.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.07    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable

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provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.08    Headings. The Article and Section headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.
Section 10.09    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 10.10    Consent to Jurisdiction. The Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender in any way relating to this Agreement or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees, to the fullest extent permitted by applicable law, that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
Section 10.11    Waiver of Venue. The Borrower irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 10.12    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.03. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.
Section 10.13    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES

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HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[Remainder of page left blank intentionally; signatures follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

BORROWER:
NORTHSTAR ASSET MANAGEMENT GROUP INC.

By: /s/ Debra A. Hess______________________
Name: Debra A. Hess
Title: Chief Financial Officer

[Signature page to NRF - NSAM Credit Agreement]

LENDER:
NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Ronald J. Lieberman Name: Ronald J. Lieberman Title: Executive Vice President, General Counsel & Secretary

[Signature page to NRF - NSAM Credit Agreement]

Exhibit A
FORM OF REVOLVING CREDIT PROMISSORY NOTE
NORTHSTAR ASSET MANAGEMENT GROUP INC.
REVOLVING CREDIT PROMISSORY NOTE
New York, New York
$250,000,000.00    __________ __, 20__
FOR VALUE RECEIVED, NORTHSTAR ASSET MANAGEMENT GROUP INC., a Delaware corporation (the "Borrower"), promises to pay to the order of NORTHSTAR REALTY FINANCE CORP. (the "Lender"), at the time or times which shall be determined by the provisions of the Credit Agreement referred to below, TWO HUNDRED FIFTY MILLION AND NO/100 DOLLARS ($250,000,000.00) or, if less, the unpaid principal amount of the outstanding Loans made by the Lender to the Borrower under the Credit Agreement referred to below.
The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding, from the date such amount is advanced by the Lender to the Borrower until paid in full at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement (the "Credit Agreement") dated as of June 30, 2014 between the Borrower and the Lender.
This Note is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Loans evidenced hereby and thereby are made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
All payments of principal and interest in respect of this Note shall be made in lawful currency of the United States of America without set‑off or counterclaim, in immediately available or same day funds, delivered to the Lender at its address referred to in the Credit Agreement or to such other location as the Lender may designate from time to time.
This Note may not be transferred except pursuant to and in accordance with Section 10.01 of the Credit Agreement. Until notified in writing of the transfer of this Note, the Borrower shall be entitled to deem the Lender as the holder of this Note.
This Note is subject to prepayment at the option of the Borrower as provided in the Credit Agreement. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional,

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to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first above written.
NORTHSTAR ASSET MANAGEMENT GROUP INC.

By: ___________________________
Name:
Title:

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Exhibit B
FORM OF NOTICE OF BORROWING
NORTHSTAR ASSET MANAGEMENT GROUP INC.
NOTICE OF BORROWING
Date:
NORTHSTAR REALTY FINANCE CORP.
Gentlemen:
Pursuant to Section 2.02 of the Credit Agreement (the "Credit Agreement"), dated as of June 30, 2014, between NorthStar Asset Management Group Inc. (the "Borrower") and NorthStar Realty Finance Corp., as lender, named above, we hereby give you irrevocable notice that we request a Loan as follows:
1.    Amount of Loan: $_________________.
2.    Date of Borrowing: _________________.
We hereby confirm that all conditions to such Loan will be satisfied on the date of such Loan.
Capitalized terms used herein but not defined shall have the meanings given to them in the Credit Agreement.
NORTHSTAR ASSET MANAGEMENT GROUP INC.

By: ___________________________
Name:
Title:

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